SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         February 19, 2003

Fleet Credit Card Funding Trust

(Exact name of registrant as specified in its charter)

on behalf of the

Fleet Credit Card Master Trust II

United States	333-73728-01 and 333-73728-02	23-3101310

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 North Wakefield Drive Suite: DE EH 60002 P Newark, Delaware	19702

(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (302) 266-5004

N/A

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
EXHIBIT INDEX
LEGALITY OPINION OF ORRICK, HERRINGTON & SUTCLIFFE

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.	Not Applicable.

Item 2.	Not Applicable.

Item 3.	Not Applicable.

Item 4.	Not Applicable.

Item 5.	On February 19, 2003, Orrick, Herrington & Sutcliffe LLP delivered its legality opinion with respect to Series 2003-A.

Item 6.	Not Applicable.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

	5.1	Legality Opinion of Orrick, Herrington & Sutcliffe LLP.

	23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 5.1)

Item 8.	Not Applicable.

Item 9.	Not Applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fleet Credit Card Funding Trust On behalf of the Fleet Credit Card Master Trust II

By:	/s/ Jeffrey A. Lipson
Name:	Jeffrey A. Lipson
Title:	Vice President

EXHIBIT INDEX

Exhibit	Description

5.1	Legality opinion of Orrick, Herrington & Sutcliffe LLP

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 5.1)